Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement Amendment No. 1 to Form S-1, of our report dated December 5, 2013, relating to the financial statements of Committed Capital Acquisition Corporation II at December 31, 2012 and 2011 and for the year ended December 31, 2012 and for the periods from May 18, 2011 (date of incorporation) to December 31, 2011 and May 18, 2011 (date of incorporation) to December 31, 2012. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

Roseland, New Jersey

December 5, 2013